EXHIBIT 3


                                  FORM OF NOTE

CUSIP No.:
No.                                                                  $[________]


Unless this certificate is presented by an authorized representative of The Depository Trust Company ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                 NABISCO, INC.
       6 1/8% Note Due February 1, 2033, Putable/Callable February 1, 2003

     NABISCO, INC., a New Jersey corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of $[____________] U.S. dollars on February 1, 2033, and to pay interest in U.S. dollars at the rate determined as set forth on the reverse hereof, semi-annually on February 1 and August 1 of each year (each an "Interest Payment Date"), commencing August 1, 1998, on said principal sum at said office or agency. Payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register or by wire transfer as provided in the Indenture. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the January 17 or July 17, as the case may be, next preceding such Interest Payment Date, whether or not such day is a Business Day (as defined herein).

     Reference is made to the further provisions of this Note set forth on the reverse hereof, including those describing the Call Option, the Put Option and the Coupon Reset Process. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.


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     IN WITNESS WHEREOF, NABISCO, INC. has caused this instrument to be signed manually or by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                 NABISCO, INC.


                                 By:
                                    ---------------------------------



                                 By:
                                    ---------------------------------


                         CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:                           CITIBANK, N.A.,
                                   as Trustee


                                 By:
                                    ---------------------------------
                                    Authorized Signatory

                                 NABISCO, INC.
       6 1/8% Note Due February 1, 2033, Putable/Callable February 1, 2003

     This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of June 5, 1995, (as supplemented from time to time, the "Indenture"), duly executed and delivered by the Company to Citibank, N.A., as Trustee (herein called the "Trustee"). Reference is hereby made to such Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the "61/8% Notes Due February 1, 2033, Putable/Callable February 1, 2003", limited in aggregate principal amount to $300,000,000. Subject to the Call Option and the Put Option described below, the Notes are not redeemable prior to maturity. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect from time to time. The Notes are subject to all such terms and holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. Capitalized terms used but not defined herein shall have the respective meanings assigned in the Indenture.

Interest Payments

     The Notes will bear interest, payable on each Interest Payment Date to holders of record on the fifteenth calendar day immediately preceding such Interest Payment Date, at 61/8% per annum until February 1, 2003 (the "Coupon Reset Date"), whereupon (x) if all of the Notes are purchased on such date by the Callholder pursuant to its Call Option, the Notes shall bear interest from and including the Coupon Reset Date to but excluding February 1, 2033 (the "Final Maturity Date") at the Coupon Reset Rate determined in accordance with the Coupon Reset Process described below, or (y) the Notes shall be redeemed by the Company pursuant to the exercise of the Put Option by the Trustee on behalf of the holders of the Notes.

Call Option; Put Option

     The Callholder may exercise a call of the Notes (the "Call Option") by notifying the Trustee by 4:00 p.m. on January 17, 2003 of its intention to purchase all, but not less than all, of the Notes at par on the Coupon Reset Date. If the Call Option terminates in accordance with the terms of the Indenture, then the Trustee is obliged, without any further action by any holder of Notes or any owner of any beneficial interest therein, to exercise on behalf of such holders their right (the "Put Option") to require the Company to repurchase the Notes at par on the Coupon Reset Date.

Coupon Reset Process

     UBS Securities LLC (or its successors or assigns) will be the Calculation Agent. If the Callholder timely exercises its Call Option and the Call Option does not otherwise terminate in accordance with the terms of the Indenture, then the Company and the Calculation Agent shall complete the following steps (the "Coupon Reset Process") in order to determine the interest rate ("Coupon Reset Rate") to be paid on the Notes from and including the Coupon Reset Date to but excluding the Final Maturity Date:

          (i) The Company shall provide the Calculation Agent with a list (a "Dealer List"), no later than seven Business Days prior to the Coupon Reset Date, containing the names and addresses of five dealers (one of which shall be UBS Securities LLC) from which it desires the Calculation Agent to obtain the Bids for the purchase of the Notes.

          (ii) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer ("Dealer") on the Dealer List (a) a copy of the Prospectus Supplement and accompanying Prospectus relating to the Notes, (b) a copy of the form of the Notes and (c) a written request that each such dealer submit a Bid to the Calculation Agent by 12:00 noon, New York City time, on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). The time on the Bid Date upon which Bids will be requested may be changed by the Calculation Agent to as late as 4:00 p.m.. As used herein, "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to close. "Bid" means an irrevocable written offer given by a Dealer for the purchase settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the Notes ("Yield to Maturity"). Each Dealer shall be provided with (a) the name of the Company, (b) an estimate of the Purchase Price of the Notes (which shall be stated as a U.S. Dollar amount and be calculated by the Calculation Agent in accordance with clause (iii) below), (c) the principal amount and maturity of the Notes and (d) the method by which interest will be calculated on the Notes.

          (iii) The purchase price to be paid by any Dealer for the Notes (the "Purchase Price") shall be equal to (x) the principal amount of the Notes plus (y) a premium (a "Notes Premium") which shall be equal to the excess, if any of (A) the discounted present value to the Coupon Reset Date of a bond with a maturity of February 1, 2033 which has an interest rate equal to 6.068%, semi-annual interest payments on each February 1 and August 1, commencing August 1, 2003, on a principal amount of $300,000,000, and assuming a discount rate equal to the Treasury Rate over (B) $300,000,000. "Treasury Rate" means the per annum rate equal to the midpoint of the


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


     bid and offer side yield to maturity of the current on-the-run thirty-year United States Treasury Security per Telerate page 500 at 11:00 a.m., New York City time on the Bid Date (or such other date or time that may be agreed upon by the Company and the Calculation Agent) or, if such rate does not appear on Telerate page 500 at such time, the rates on GovPx End-of-Day Pricing at 3:00 p.m. on the Bid Date.

          (iv) Following receipt of the Bids, the Calculation Agent shall immediately notify the Company, setting forth (a) the names of each of the Dealers from whom the Calculation Agent received Bids, (b) the Bid submitted by each such Dealer and (c) the Purchase Price as determined pursuant to clause (iii) hereof. Unless the Call Option has terminated, the Calculation Agent shall thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid") and set the Coupon Reset Rate equal to the interest rate which would amortize the Notes Premium fully over the term of the Notes at the Yield to Maturity indicated by the Selected Bid, provided, however, that if the Calculation Agent has not received a timely Bid from a Dealer, the Selected Bid shall be the lowest of all Bids received by such time and provided, further that if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid).

Events of Default

     In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to, the conditions provided in the Indenture.

Amendments to Indenture; Waivers of Defaults

     The Indenture contains provisions which provide that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Securities of any series with the written consent of the holders of a majority in principal amount of the outstanding Securities of all series affected by such supplemental indenture (all such series voting as one class), and the holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Securities of such series; provided that, without the consent of each Holder of the Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not:

          (i) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such Holder's Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of


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


     such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor;

          (ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture;

          (iii) waive a Default in the payment of principal of or interest on any Security of such holder; or

          (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby.

     It is also provided in the Indenture that, subject to certain conditions, the holders of at least a majority in principal amount of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     The Indenture provides that a series of Securities may include one or more tranches (each a "tranche") of Securities, including Securities issued in a periodic offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price. Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided


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


with respect to such series or tranche pursuant to a board resolution or a supplemental indenture establishing such series or tranche.

Obligations Unconditional

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Form of Security

     The Notes are issuable initially in the form of a definitive Registered Security without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

Holders

     The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

Limited Recourse

     No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.


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


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE]

         --------------------------------------------------------------

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE]

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the within Note and all rights thereunder, hereby irrevocably constituting and

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appointing such person attorney to transfer such Note on the books of the
Issuer,

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with full power of substitution in the premises.


Dated:
      ------------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


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